SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2014 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue,
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

    The following proposals were submitted to the stockholders at the 2014 Annual Meeting of Stockholders held on June 4, 2014 (“Annual Stockholders Meeting”):

•	The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2015 annual meeting of stockholders or until their successors are duly elected and qualified.

•
The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller as directors to serve until the 2015 annual meeting of stockholders or until their successors are duly elected and qualified.

•	The ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

    For more information about the foregoing proposals, see our proxy statement dated April 25, 2014, the relevant portions of which are incorporated herein by reference. To be elected, each Class A director nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock.  Each Class B director nominees are elected by the holders of Class A common stock and Class B common stock voting together as a single class but each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.  Members of our board of directors are elected by a plurality of votes cast.  This means that the nominees that received the most votes cast were elected to the board, even if they did not receive a majority of votes cast. At the close of business on April 9, 2014, there were 2,344,968 shares outstanding of our Class A common stock and 2,861,843 shares outstanding of our Class B common stock.  Accordingly, a total of 30,963,398 votes could be cast at the meeting.  Class C and Class D common stock were not entitled to vote on any proposal presented at the meeting.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

Class A Director Nominee	Votes For	Votes Withheld	Non-Votes

Terry L. Jones	422,294	4,181	1,567,155
Brian W. McNeill	421,504	5,671	1,567,155

Class B Director Nominee

Catherine L. Hughes	28,927,851	117,754	1,567,155
Alfred C. Liggins, III	28,928,426	117,179	1,567,155
D. Geoffrey Armstrong	29,042,034	3,571	1,567,155
Ronald E. Blaylock	29,041,934	3,671	1,567,155
Dennis A. Miller	29,041,784	3,821	1,567,155

    The seven nominees were elected to the Board of Directors and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Ratification of Ernst & Young LLP as Radio One’s independent registered public accounting firm

The results of the voting included 1,928,986 votes for, 59,462 votes against, and 5,224 votes abstained. The appointment was ratified.

Item 8.01.   Other Events.

    During the course of the Annual Stockholders Meeting, Alfred C. Liggins, the Company’s Chief Executive Officer, answered questions concerning the Company’s operations.   In response to a shareholder question, Mr. Liggins reaffirmed that he was optimistic with respect to TV One’s first renewal cycle with respect to its cable affiliation agreements. Noting that the cable industry’s current round of consolidation offered a unique opportunity, Mr. Liggins noted that he thought the process would go efficiently and place TV One on solid footing for future growth. Mr. Liggins also noted that he expected to have resolution with respect to TV One’s affiliation agreement with Comcast in advance of the current affiliation agreement’s natural expiration date.  Finally, noting that the Company’s preferred outcome remained to become a full owner of TV One, Mr. Liggins noted that having resolution with respect to TV One’s affiliation agreement with Comcast would facilitate examination of the Company’s options with respect to a buyout of Comcast’s interest in the Company’s cable TV subsidiary at year end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
June 9, 2014	Peter D. Thompson
Executive Vice President and Chief Financial Officer